UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007 (December 21, 2006)

IVISION GROUP LTD.

 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28323

(Commission File Number)

98-0368586

(IRS Employer Identification No.)

1530-9TH Ave S.E., Calgary, Alberta, Canada T2G 0T7

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403) 693-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2006 the Board of Directors of IVision Group Ltd. (the “Company”) by unanimous consent resolution, approved the issuance of 50,000,000 common shares as settlement of certain debt in the amount of $5,000 owing to Antonio Care.  The Company and Antonio Care entered into a debt settlement agreement dated effective as of December 13, 2006 and the shares were issued and delivered to Mr. Care on December 21, 2006.  Mr. Care is a consultant to the Company and is assisting the Company in identifying potential business acquisitions and has been funding the Company’s operations by way of loans.

Item 3.02  Unregistered Sales of Equity Securities

On December 21, 2006 the Company issued a total of 50,000,000 common shares pursuant to a debt settlement agreement between the Company and Mr. Antonio Care.  The cash consideration for the shares was $5,000 which was a prior loan to the Company from Mr. Care for the operations of the Company.

The foregoing issuance of securities was exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. The sale was an offshore transaction since the offeree was not in the United States and the purchaser was outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the Untied States neither by us nor by any affiliate or any person acting on our behalf in connection with any of these offerings. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that hedging transactions involving those securities may not be conducted unless in compliance with the Act. The purchaser certified under Regulation S that he is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption there from and we are required to refuse to register any transfer that does not comply with such requirements.

Item 5.01 Changes in Control of Registrant

Pursuant to the debt settlement agreement described above the issuance of 50,000,000 common shares of the Company to Mr. Antonio Care effected a change in control of the Company.

The 50,000,000 common shares represents 53% of the voting securities of the Company owned directly by Mr. Antonio Care.

The consideration for the issuance of the common shares was the settlement of outstanding Company debt in the amount of $5,000 which debt was a  cash loan made to the Company by Mr. Care for the ongoing operations of the Company.

The 50,000,000 common shares which effected the change of control were issued by the Company from treasury.

There are no arrangements or understanding with regard to the election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVISION GROUP LTD.

By:  /s/ Michel Bourbonnais

Name: Michel Bourbonnais

Title: President, Chief Executive Officer

Date: January 25, 2007

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